UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 1, 2019

Date of Report (Date of Earliest Event Reported)

Fortive Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37654	47-5654583
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 Seaway Blvd Everett, WA 98203
(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 446 - 5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported on September 21, 2018, Fortive Corporation, a Delaware corporation (the “Company” or “Fortive”), entered into a Stock and Asset Purchase Agreement, dated effective as of June 6, 2018 (the “Purchase Agreement”), with Ethicon, Inc., a New Jersey corporation (“Ethicon”) and wholly owned subsidiary of Johnson & Johnson, a New Jersey corporation (“Johnson & Johnson”), to acquire (the “Transaction”) certain equity interests and assets, and assume certain liabilities, of Johnson & Johnson’s sterilization solutions business used in the fields of low-temperature terminal sterilization and high level disinfection (the “Business”).

On April 1, 2019, upon the terms and subject to the conditions set forth in the Purchase Agreement, the Transaction was completed. Under the terms of the Purchase Agreement, the Company paid an aggregate purchase price of $2,700,000,000, subject to certain post-closing adjustments as set forth in the Purchase Agreement relating to the book value of inventory in the Business at the closing of the Transaction and the amount of certain prepaid taxes. The equity interests and assets acquired, and liabilities assumed, by the Company and certain of its affiliates in the Transaction relate to the research, development, manufacture, marketing, distribution and sale of certain products of the Business.

The foregoing description of the Transaction does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 21, 2018, the full text of which Purchase Agreement is incorporated herein by reference.

The Purchase Agreement contains customary representations, warranties and covenants related to the Business and the Transaction. The representations, warranties and covenants of the parties contained in the Purchase Agreement have been made solely for the benefit of such parties. In addition, such representations, warranties and covenants are (i) made only for purposes of the Purchase Agreement, (ii) qualified by confidential disclosures made by the parties to each other in connection with the Purchase Agreement, (iii) subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (iv) made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (v) included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Purchase Agreement incorporated by reference in this filing is only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties, the Transaction and other documents that the parties have filed and will file with the U.S. Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

On April 1, 2019, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report and the press release attached hereto as Exhibit 99.1 are being furnished by the Company and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b)	Pro Forma Financial Information

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(d)	Exhibits

Exhibit Number	Exhibit Description

2.1	Stock and Asset Purchase Agreement, dated as of June 6, 2018, between Ethicon and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on September 21, 2018).

99.1	Press release, dated April 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

By:	/s/ Daniel B. Kim
Name: Daniel B. Kim
Title: Vice President - Associate General Counsel and Secretary

Date: April 1, 2019